SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 26, 2006

                                                                                      (July 25, 2006)

AMBAC FINANCIAL GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-10777	13-3621676
(State of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

One State Street Plaza, New York, New York 10004

(Address of principal executive offices) (Zip Code)

(212) 668-0340

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The Board of Directors has elected fellow Board member, Chief Executive Officer and President, Robert J. Genader to the additional post of Chairman, effective immediately. Mr. Genader succeeds Phillip B. Lassiter, who has held the Chairman role at Ambac since the company went public in July 1991. Mr. Lassiter, will remain as a member of the Board of Directors of Ambac. Mr. Genader, who has been an officer of the Company since July 1991, has been a member of the Board of Directors since 2001. Mr. Genader was named Chief Executive Officer in January 2004.

The Company also announced that the Board of Directors has named W. Grant Gregory Presiding Director. Mr. Gregory, Chairman of Gregory & Hoenemeyer, Inc., has been a member of Ambac’s Board of Directors since 1991.

In connection with the appointment of Mr. Genader to Chairman of the Board, Ambac will terminate the agreement with Mr. Lassiter for his service as Chairman under which he is paid an annual fee of $250,000. Mr. Genader will not receive a fee for his service as Chairman.

On July 25, 2006, Ambac Financial Group, Inc. issued a press release announcing the appointment of Mr. Genader to the additional post of Chairman of the Board and Mr. Gregory as Presiding Director. A copy of the press release is attached as Exhibit 99.05 to this Form 8-K.

Ambac announced the promotion of Douglas Renfield-Miller to Executive Vice President. Mr. Renfield-Miller has served as Chairman and CEO of Ambac Assurance UK Limited since April 2005 and leads Ambac’s European and Asia-Pacific operations out of Ambac’s London office. On July 25, 2006, Ambac Financial Group, Inc. issued a press release announcing the promotion of Mr. Renfield-Miller to Executive Vice President. A copy of the press release is attached as Exhibit 99.06 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Item
99.05	Press Release dated July 25, 2006.

99.06	Press Release dated July 25, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ambac Financial Group, Inc.
(Registrant)

Dated: July 26, 2006
	By:	/s/ Sean T. Leonard
Sean T. Leonard
Senior Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
99.05	Press release announcing that the Board of Directors has elected Chief Executive Officer and President, Robert J. Genader to the additional post of Chairman.

99.06	Press release announcing the promotion of Douglas Renfield-Miller to Executive Vice President.